UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 22, 2018

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2018, Histogenics Corporation (“Histogenics”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. (the “Underwriter”), relating to an underwritten registered direct offering (the “Offering”) of 2,340,430 shares (the “Shares”) of Histogenics’ common stock, par value $0.01 per share (the “Common Stock”), at an offering price of $2.35 per share. The net proceeds to the Company from the sale of the Shares, after deducting underwriting discounts and commissions, and other estimated offering expenses payable by the Company, will be approximately $5 million. Under the terms of the Underwriting Agreement, Histogenics granted the Underwriter a 30-day option to purchase up to an additional 351,064 shares of Common Stock on the same terms and conditions.

The Shares will be issued pursuant to Histogenics’ currently effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-216741) filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on March 30, 2017, and a prospectus supplement filed with the Commission in connection with the Offering. The closing of the Offering is expected to take place on January 25, 2018, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company and the Underwriter that are customary for transactions of this type. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

ITEM 8.01.	Other Events.

On January 22, 2018, Histogenics issued a press release announcing that Histogenics priced an underwritten registered direct offering of its Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between Histogenics Corporation and Canaccord Genuity Inc., dated January 22, 2018

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)

99.1	Press Release of Histogenics Corporation, dated January 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: January 23, 2018	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer